Amendment
                                                      to the
                                           Investment Advisory Agreement
                                              Dated November 1, 2001
                                              (adopted March 9, 2005)

As of February 10, 2005, the Investment Advisory Agreement dated November 1,
2001 between Columbia Wanger Asset Management, L.P. and Wanger Advisors Trust
(the "Trust") is hereby amended to reduce the rates at which fees are payable thereunder with respect to each series of the Trust to the rates indicated on Schedule A hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of March 9, 2005.

WANGER ADVISORS TRUST

On behalf of each series listed on Schedule A hereto

         By:
            -----------------------------------------

         Title:
               --------------------------------------


COLUMBIA WANGER ASSET MANAGEMENT, L.P.

         By: WAM Acquisition GP, Inc., Its General Partner

         By:
             ----------------------------------------

         Title:
               --------------------------------------



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

                                                    Schedule A

----------------------------------------------- ------------------------ -------------------------------------------
Name of Fund                                    Annual Fee               Net Assets
                                                Rate
----------------------------------------------- ------------------------ -------------------------------------------
----------------------------------------------- ------------------------ -------------------------------------------
Wanger U.S. Smaller Companies                   0.990%                   Up to $100 million
                                                0.940%                   $100 million to $250 million
                                                0.890%                   $250 million and over
----------------------------------------------- ------------------------ -------------------------------------------
----------------------------------------------- ------------------------ -------------------------------------------
Wanger International Small Cap                  1.150%                   Up to $100 million
                                                1.000%                   $100 million to $250 million
                                                0.950%                   $250 million and over
----------------------------------------------- ------------------------ -------------------------------------------
----------------------------------------------- ------------------------ -------------------------------------------
Wanger Select                                   0.850%                   N/A
----------------------------------------------- ------------------------ -------------------------------------------
----------------------------------------------- ------------------------ -------------------------------------------
Wanger International Select                     0.990%                   N/A
----------------------------------------------- ------------------------ -------------------------------------------
